Exhibit 99.1

Contact: Chris Brandon Vice President, Investor Relations chris.brandon@jackinthebox.com 619.902.0269
Jack in the Box Inc. Reports Second Quarter 2025 Earnings
Jack in the Box same-store sales of (4.4%); Del Taco same-store sales of (3.6%)
Jack in the Box systemwide sales of (4.9%); Del Taco systemwide sales of (4.5%)
Diluted loss per share of ($7.47), including a non-cash goodwill and intangible impairment charge for Del Taco
Operating EPS of $1.20

SAN DIEGO, Calif. May 14, 2025 – Jack in the Box Inc. (NASDAQ: JACK) announced financial results for the Jack in the Box and Del Taco brands in the second quarter, ended April 13, 2025.     “I am encouraged by our marketing plans in the back half of 2025, which we expect to energize sales despite the difficult industry-wide macro environment in which we continue to operate,” said Lance Tucker, Jack in the Box Chief Executive Officer. “As we stated when announcing the recent 'JACK on Track' plan, we are addressing the areas of need to improve the business, and I am confident in our ability to establish consistent top-line trends while becoming a more simple, efficient company and investor story.”
Jack in the Box Performance
Same-store sales decreased 4.4% in the second quarter, comprised of franchise same-store sales decline of 4.5% and company-owned same-store sales decline of 4.0%. Price was higher versus prior year, while both transactions and mix were down compared to prior year. Systemwide sales for the second quarter decreased 4.9%.
Restaurant-Level Margin(1), a non-GAAP measure, was $18.7 million, or 19.6%, down from $23.3 million, or 23.6%, a year ago driven primarily by lower sales, continued inflation for commodities, wage and utilities, as well as higher operating costs, partially offset by price increases and a decrease in food and packaging from a favorable increase of beverage funding relating to a new contract.
Franchise-Level Margin(1), a non-GAAP measure, was $68.3 million, or 40.0%, a decrease from $71.7 million, or 40.4%, a year ago. The decrease was mainly driven by lower sales driving lower
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Jack in the Box Inc.

royalties and lower percentage rent, as well as higher franchise costs, partially offset by rent spread buyouts and higher early term penalties.
Jack in the Box net restaurant count decreased slightly in the second quarter, with five restaurant openings and twelve restaurant closures.

Jack in the Box Same-Store Sales:	12 Weeks Ended
	April 13, 2025	April 14, 2024
Company	(4.0%)	(0.6%)
Franchise	(4.5%)	(2.6%)
System	(4.4%)	(2.5%)

Jack in the Box Restaurant Counts:

	2025			2024
	Company	Franchise	Total	Company	Franchise	Total
Restaurant count at Q1'25	152	2,038	2,190	142	2,044	2,186
New	—	5	5	2	5	7
Closed	(6)	(6)	(12)	—	(1)	(1)
Restaurant count at end of Q2'25	146	2,037	2,183	144	2,048	2,192
Q2'25 QTD Net Restaurant Decrease	(6)	(1)	(7)
YTD Net Restaurant Decrease	(2.7)%	(0.2)%	(0.4)%

Del Taco Performance
Same-store sales decreased 3.6% in the second quarter, comprised of franchise same-store sales decline of 4.2% and company-operated same-store sales decline of 1.7%. Sales performance resulted from a decline in transactions, partially offset by an increase in price. Systemwide sales for the fiscal second quarter decreased 4.5%.
Restaurant-Level Margin(1), a non-GAAP measure, was $6.1 million, or 12.8%, down from $11.4 million, or 16.8%, a year ago. The decrease was due mainly to a decrease in restaurant count from refranchising and closing restaurants. The margin percentage decline was driven by lower sales and inflation in wages and commodities, partially offset by lower food and packaging as a result of favorable beverage funding.
Franchise-Level Margin(1), a non-GAAP measure, was $5.7 million, or 24.4%, compared to $6.1 million, or 28.9%, a year ago. The decrease in margin percentage was driven by refranchising and the associated impact of pass-through rent, marketing and purchasing fees.
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Jack in the Box Inc.

Del Taco restaurant count in the second quarter had six restaurant openings and four restaurant closings.

Del Taco Same-Store Sales:	12 Weeks Ended
	April 13, 2025	April 14, 2024
Company	(1.7%)	(1.8%)
Franchise	(4.2%)	(1.1%)
System	(3.6%)	(1.4%)

Del Taco Restaurant Counts:

	2025			2024
	Company	Franchise	Total	Company	Franchise	Total
Restaurant count at Q1'25	119	470	589	171	421	592
New	—	6	6	—	3	3
Acquired from franchisees	—	—	—	9	(9)	—
Closed	(2)	(2)	(4)	(1)	(2)	(3)
Restaurant count at end of Q2'25	117	474	591	179	413	592
Q2'25 QTD Net Restaurant Increase (Decrease)	(2)	4	2
YTD Net Restaurant Increase (Decrease)	(12.0)%	2.8%	(0.5)%
Company-Wide Performance
Second quarter diluted loss per share was ($7.47). Operating Earnings Per Share(2), a non-GAAP measure, was $1.20 in the second quarter of fiscal 2025 compared with $1.46 in the prior year quarter.
Total revenues decreased 7.8% to $336.7 million, compared to $365.3 million in the prior year quarter. The lower revenue is primarily the result of the Del Taco refranchising transactions. Net loss was $142.2 million for the second quarter of fiscal 2025. This compared with net earnings of $25.0 million for the second quarter of the prior year. Adjusted EBITDA(3), a non-GAAP measure, was $66.5 million in the second quarter of fiscal 2025 compared with $75.7 million for the prior year quarter.
Company-wide SG&A expense for the second quarter was $35.5 million, an increase of $2.0 million compared to the prior year quarter. The increase was due primarily to the fluctuations in the cash surrender value of our company-owned life insurance policies, partially offset by lower share-based compensation and lower incentive-based compensation. When excluding net COLI losses, G&A was 2.2% of systemwide sales.
During the quarter, the Company recognized goodwill and intangible impairment of $203.2 million relating to the Del Taco reporting unit. This is a non-cash charge which was the result of an internal quantitative impairment assessment and which does not impact future operations.
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The income tax provision reflects an effective tax rate of 19.5% in the second quarter of 2025, as compared to 26.5% in the second quarter of fiscal year 2024. The rate for the quarter was primarily due to non-deductible goodwill impairment and non-deductible losses from the market performance of insurance products used to fund certain non-qualified retirement plans. The non-GAAP operating EPS tax rate for the second quarter of 2025 was 24.8% primarily due to a reduction in non-deductible officers’ compensation limitations incurred in the quarter.
(1) Restaurant-Level Margin and Franchise-Level Margin are non-GAAP measures. These non-GAAP measures are reconciled to earnings (loss) from operations, the most comparable GAAP measure, in the attachment to this release. See "Reconciliation of Non-GAAP Measurements to GAAP Results."
(2) Operating Earnings Per Share represents the diluted earnings per share on a GAAP basis, excluding certain adjustments. See "Reconciliation of Non-GAAP Measurements to GAAP Results." Operating earnings per share may not add due to rounding.
(3) Adjusted EBITDA represents net earnings on a GAAP basis excluding certain adjustments. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Capital Allocation
The Company did not repurchase any shares of our common stock in the second quarter. As of the end of the second quarter, there was $175.0 million remaining under the Board-authorized stock buyback program. As previously announced, Jack in the Box discontinued its dividend.

Guidance & Outlook Updates
All guidance measures remain the same as provided on April 23, 2025 as part of the “JACK on Track” plan announcement.
Conference Call
The Company will host a conference call for analysts and investors on Wednesday, May 14, 2025, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the Investors section of the Jack in the Box company website at http://investors.jackinthebox.com. A replay of the call will be available through the Jack in the Box Inc. corporate website for 21 days. The call can be accessed via phone by dialing (888) 596-4144 and using ID 7573961.

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Jack in the Box Inc.

About Jack in the Box Inc.
Jack in the Box Inc. (NASDAQ: JACK), founded and headquartered in San Diego, California, is a restaurant company that operates and franchises Jack in the Box®, one of the nation's largest hamburger chains with approximately 2,180 restaurants across 22 states, and Del Taco®, the second largest Mexican-American QSR chain by units in the U.S. with approximately 590 restaurants across 17 states. For more information on both brands, including franchising opportunities, visit www.jackinthebox.com and www.deltaco.com.
Category: Earnings

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the Company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the Company's brand; increased regulatory and legal complexities, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; and stock market volatility. These and other factors are discussed in the Company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The Company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.
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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
(In thousands, except per share data)
(Unaudited)

	12 Weeks Ended		28 Weeks Ended
	April 13, 2025	April 14, 2024	April 13, 2025	April 14, 2024
Revenues:
Company restaurant sales	$142,492	$167,098	$343,898	$391,138
Franchise rental revenues	86,307	85,826	202,853	199,022
Franchise royalties and other	53,939	55,084	127,973	128,414
Franchise contributions for advertising and other services	53,958	57,339	131,410	134,271
	336,696	365,347	806,134	852,845
Operating costs and expenses, net:
Food and packaging	38,095	45,914	89,743	110,046
Payroll and employee benefits	50,273	54,054	120,546	127,108
Occupancy and other	29,382	32,355	68,528	74,408
Franchise occupancy expenses	59,558	57,091	138,391	129,715
Franchise support and other costs	4,903	3,860	10,101	9,054
Franchise advertising and other services expenses	55,746	59,523	134,744	139,757
Selling, general and administrative expenses	35,492	37,520	86,164	83,885
Depreciation and amortization	12,217	13,906	30,487	32,379
Pre-opening costs	632	602	2,108	1,067
Impairment of goodwill and intangible assets	203,230	—	203,230	—
Other operating expenses, net	4,216	5,267	7,735	10,437
(Gains) losses on the sale of company-operated restaurants	30	1,065	(2,776)	1,319
	493,774	311,157	889,001	719,175
Earnings (loss) from operations	(157,078)	54,190	(82,867)	133,670
Other pension and post-retirement expenses, net	1,341	1,579	3,130	3,685
Interest expense, net	18,368	18,603	42,793	43,089
Earnings (loss) before income taxes	(176,787)	34,008	(128,790)	86,896
Income tax expense (benefit)	(34,559)	9,028	(20,248)	23,233
Net earnings (loss)	$(142,228)	$24,980	$(108,542)	$63,663

Net earnings (loss) per share:
Basic	$(7.47)	$1.27	$(5.70)	$3.22
Diluted	$(7.47)	$1.26	$(5.70)	$3.19

Weighted-average shares outstanding:
Basic	19,043	19,653	19,047	19,790
Diluted	19,043	19,785	19,047	19,949

Dividends declared per common share	$0.44	$0.44	$0.88	$0.88

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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	April 13, 2025	September 29, 2024
ASSETS
Current assets:
Cash	$15,780	$24,745
Restricted cash	29,812	29,422
Accounts and other receivables, net	114,675	83,567
Inventories	3,793	3,922
Prepaid expenses	8,297	13,126
Current assets held for sale	8,852	16,493
Other current assets	18,727	10,002
Total current assets	199,936	181,277
Property and equipment:
Property and equipment, at cost	1,303,877	1,278,530
Less accumulated depreciation and amortization	(861,587)	(848,491)
Property and equipment, net	442,290	430,039
Other assets:
Operating lease right-of-use assets	1,398,798	1,410,083
Intangible assets, net	10,086	10,515
Trademarks	105,600	283,500
Goodwill	136,026	161,209
Deferred tax assets	38,057	—
Other assets, net	248,751	259,006
Total other assets	1,937,318	2,124,313
	$2,579,544	$2,735,629
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$29,579	$35,880
Current operating lease liabilities	159,002	162,017
Accounts payable	68,257	69,494
Accrued liabilities	167,742	166,868
Total current liabilities	424,580	434,259
Long-term liabilities:
Long-term debt, net of current maturities	1,687,135	1,699,433
Long-term operating lease liabilities, net of current portion	1,269,405	1,286,415
Deferred tax liabilities	—	13,612
Other long-term liabilities	174,645	153,708
Total long-term liabilities	3,131,185	3,153,168
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	—	—
Common stock $0.01 par value, 175,000,000 shares authorized, 82,999,428 and 82,825,851 issued and outstanding, respectively	830	828
Capital in excess of par value	538,624	533,818
Retained earnings	1,741,383	1,866,660
Accumulated other comprehensive loss	(56,433)	(57,475)
Treasury stock, at cost, 64,120,270 and 63,996,399 shares, respectively	(3,200,625)	(3,195,629)
Total stockholders’ deficit	(976,221)	(851,798)
	$2,579,544	$2,735,629

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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Year-to-date
	April 13, 2025	April 14, 2024
Cash flows from operating activities:
Net earnings (loss)	$(108,542)	$63,663
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	30,487	32,379
Amortization of franchise tenant improvement allowances and incentives	3,484	2,538
Deferred finance cost amortization	2,572	2,610
Excess tax deficiency (benefit) from share-based compensation arrangements	1,435	(49)
Deferred income taxes	(55,452)	(2,326)
Share-based compensation expense	4,685	8,661
Pension and post-retirement expense	3,130	3,685
Loss (gains) on cash surrender value of company-owned life insurance	2,242	(7,949)
(Gains) losses on the sale of company-operated restaurants	(2,776)	1,319
Gains on acquisition of restaurants	(6)	(2,357)
Losses on the disposition of property and equipment, net	1,385	1,148
Impairment charges	205,094	1,580
Changes in assets and liabilities:
Accounts and other receivables	(28,655)	815
Inventories	129	(170)
Prepaid expenses and other current assets	(4,007)	9,299
Operating lease right-of-use assets and lease liabilities	(9,580)	9,392
Accounts payable	550	(396)
Accrued liabilities	1,927	(123,532)
Pension and post-retirement contributions	(3,833)	(3,288)
Franchise tenant improvement allowance and incentive disbursements	(3,586)	(1,460)
Other	28,207	(1,583)
Cash flows provided by (used in) operating activities	68,890	(6,021)
Cash flows from investing activities:
Purchases of property and equipment	(47,769)	(49,086)
Purchases of assets intended for sale or leaseback	(8,827)	(11,985)
Proceeds from the sale of property and equipment	15,110	1,500
Proceeds from the sale and leaseback of assets	—	1,728
Proceeds from the sale of company-operated restaurants	5,712	1,989
Other	3,303	—
Cash flows used in investing activities	(32,471)	(55,854)
Cash flows from financing activities:
Repayments of borrowings on revolving credit facilities	(6,000)	—
Principal repayments on debt	(14,930)	(14,818)
Dividends paid on common stock	(16,614)	(17,167)
Proceeds from issuance of common stock	2	2
Repurchases of common stock	(4,999)	(40,000)
Payroll tax payments for equity award issuances	(2,453)	(3,072)
Cash flows used in financing activities	(44,994)	(75,055)
Net decrease in cash and restricted cash	(8,575)	(136,930)
Cash and restricted cash at beginning of period	54,167	185,907
Cash and restricted cash at end of period	$45,592	$48,977
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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) DATA
(Unaudited)
The following table presents certain income and expense items included in our condensed consolidated statements of earnings (loss) as a percentage of total revenues, unless otherwise indicated. Percentages may not add due to rounding.

	12 Weeks Ended		28 Weeks Ended
	April 13, 2025	April 14, 2024	April 13, 2025	April 14, 2024
Revenues:
Company restaurant sales	42.3%	45.7%	42.7%	45.9%
Franchise rental revenues	25.6%	23.5%	25.2%	23.3%
Franchise royalties and other	16.0%	15.1%	15.9%	15.1%
Franchise contributions for advertising and other services	16.0%	15.7%	16.3%	15.7%
	100.0%	100.0%	100.0%	100.0%
Operating costs and expenses, net:
Food and packaging (1)	26.7%	27.5%	26.1%	28.1%
Payroll and employee benefits (1)	35.3%	32.3%	35.1%	32.5%
Occupancy and other (1)	20.6%	19.4%	19.9%	19.0%
Franchise occupancy expenses (2)	69.0%	66.5%	68.2%	65.2%
Franchise support and other costs (3)	9.1%	7.0%	7.9%	7.1%
Franchise advertising and other services expenses (4)	103.3%	103.8%	102.5%	104.1%
Selling, general and administrative expenses	10.5%	10.3%	10.7%	9.8%
Depreciation and amortization	3.6%	3.8%	3.8%	3.8%
Pre-opening costs	0.2%	0.2%	0.3%	0.1%
Goodwill and intangible impairment	60.4%	—%	25.2%	—%
Other operating expenses, net	1.3%	1.4%	1.0%	1.2%
(Gains) losses on the sale of company-operated restaurants	—%	0.3%	(0.3)%	0.2%
Earnings (loss) from operations	(46.7)%	14.8%	(10.3)%	15.7%
Income tax rate (5)	19.5%	26.5%	15.7%	26.7%
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(1)As a percentage of company restaurant sales.
(2)As a percentage of franchise rental revenues.
(3)As a percentage of franchise royalties and other.
(4)As a percentage of franchise contributions for advertising and other services.
(5)As a percentage of earnings (loss) from operations and before income taxes.

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Jack in the Box Inc.

Jack in the Box systemwide sales (in thousands):	12 Weeks Ended		28 Weeks Ended
	April 13, 2025	April 14, 2024	April 13, 2025	April 14, 2024
Company-operated restaurant sales	$95,095	$98,927	$228,850	$230,984
Franchised restaurant sales (1)	865,609	911,265	2,097,956	2,138,015
Systemwide sales (1)	$960,704	$1,010,192	$2,326,806	$2,368,999

Del Taco systemwide sales (in thousands):	12 Weeks Ended		28 Weeks Ended
	April 13, 2025	April 14, 2024	April 13, 2025	April 14, 2024
Company-operated restaurant sales	$47,397	$68,171	$115,048	$160,154
Franchised restaurant sales (1)	165,596	154,854	382,879	353,330
Systemwide sales (1)	$212,993	$223,025	$497,927	$513,484
____________________________

(1)Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. Systemwide sales include company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues, marketing fees and percentage rent revenues are calculated based on a percentage of franchised sales. We believe franchised and systemwide restaurant sales information is useful to investors as they have a direct effect on the company's profitability.
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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(Unaudited)

To supplement the condensed consolidated financial statements, which are presented in accordance with GAAP, the Company uses the following non-GAAP measures: Adjusted Net Income, Operating Earnings Per Share, Adjusted EBITDA, Restaurant-Level Margin and Franchise-Level Margin. Management believes that these measurements, when viewed with the Company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the Company's core business without regard to potential distortions.

Operating Earnings Per Share
Operating Earnings Per Share represents diluted earnings (loss) per share on a GAAP basis excluding integration and strategic initiatives, net COLI losses (gains), pension and post-retirement benefit costs, goodwill and intangible impairment, losses (gains) on the sale of company-operated restaurants, excess tax (benefits) shortfall from share-based compensation arrangements, and the tax-related impacts of the above adjustments.
Operating Earnings Per Share should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Operating Earnings Per Share provides investors with a meaningful supplement of the Company’s operating performance and period-over-period changes without regard to potential distortions.
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Jack in the Box Inc.

Below is a reconciliation of Non-GAAP Adjusted Net Income to the most directly comparable GAAP measure of net income. Also below is a reconciliation of Non-GAAP Operating Earnings Per Share to the most directly comparable GAAP measure, diluted earnings (loss) per share:

	12 Weeks Ended
	April 13, 2025	April 14, 2024
Net income (loss), as reported	$(142,228)	$24,980
Integration and strategic initiatives (1)	276	4,268
Net COLI losses (gains) (2)	1,407	(1,232)
Pension and post-retirement benefit costs (3)	1,341	1,579
Goodwill and intangible impairment (4)	203,230	—
Restaurant impairment charges	1,129	—
Losses on the sale of company-operated restaurants	30	1,065
Excess tax shortfall (benefit) from share-based compensation arrangements	324	(38)
Tax impact of adjustments (5)	(42,485)	(1,700)
Non-GAAP Adjusted Net Income	$23,024	$28,922

Diluted weighted-average shares outstanding - GAAP	19,043	19,785
Diluted weighted-average shares outstanding - non-GAAP (6)	19,152	19,785

Diluted earnings (loss) per share – GAAP (6)	$(7.43)	$1.26
Integration and strategic initiatives (1)	0.01	0.22
Net COLI losses (gains) (2)	0.07	(0.06)
Pension and post-retirement benefit costs (3)	0.07	0.08
Goodwill and intangible impairment (4)	10.61	—
Restaurant impairment charges	0.06	—
Losses on the sale of company-operated restaurants	0.00	0.05
Excess tax (benefits) shortfall from share-based compensation arrangements	0.02	(0.00)
Tax impact of adjustments (5)	(2.22)	(0.09)
Operating Earnings Per Share – non-GAAP (7)	$1.20	$1.46
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(1)Integration and strategic initiatives reflect charges that are not part of our ongoing operations, including consulting fees for discrete project-based strategic initiatives that are not expected to recur in the foreseeable future.
(2)Net COLI losses (gains) reflect market-based adjustments on the company-owned life insurance policies, net of changes in our non-qualified deferred compensation obligation supported by these policies.
(3)Pension and post-retirement benefit costs relating to our two legacy defined benefit pension plans, as well as our two legacy post-retirement plans.
(4)Represents the impairment of the Del Taco reporting unit goodwill and trademark assets.
(5)Tax impacts for the quarter calculated based on the non-GAAP Operating EPS tax rate of 24.8% in the current quarter and 27.1% in the prior year quarter.
(6)The non-GAAP diluted weighted-average shares outstanding amounts include those securities that would be dilutive in the respective period that have a net loss for GAAP purposes, but have net income for non-GAAP purposes.
(7)Operating Earnings Per Share may not add due to rounding.
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Jack in the Box Inc.

Adjusted EBITDA

Adjusted EBITDA represents net earnings (loss) on a GAAP basis excluding income taxes, interest expense, net, losses (gains) on the sale of company-operated restaurants, other operating expenses (income), net, goodwill and intangible impairment, depreciation and amortization, amortization of cloud computing costs, amortization of favorable and unfavorable leases and subleases, net, amortization of franchise tenant improvement allowances and other, net COLI losses (gains), and pension and post-retirement benefit costs.
Adjusted EBITDA should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Adjusted EBITDA is useful to investors to gain an understanding of the factors and trends affecting the Company's ongoing cash earnings, from which capital investments are made and debt is serviced.
Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings (loss) (in thousands):

	12 Weeks Ended
	April 13, 2025	April 14, 2024
Net income - GAAP	$(142,228)	$24,980
Income taxes	(34,559)	9,028
Interest expense, net	18,368	18,603
(Gains) losses on the sale of company-operated restaurants	30	1,065
Other operating expenses, net (1)	4,216	5,267
Goodwill and intangible impairment (2)	203,230	—
Depreciation and amortization	12,217	13,906
Amortization of cloud-computing costs (3)	489	1,274
Amortization of favorable and unfavorable leases and subleases, net (4)	120	107
Amortization of franchise tenant improvement allowances and other	1,829	1,120
Net COLI losses (gains) (5)	1,407	(1,232)
Pension and post-retirement benefit costs (6)	1,341	1,579
Adjusted EBITDA – non-GAAP	$66,460	$75,697
____________________
(1)Other operating expense, net includes: integration and strategic initiatives; costs of closed restaurants; operating restaurant impairment charges; accelerated depreciation and gains/losses on disposition of property and equipment, net.
(2)Impairment charges recognized on the Del Taco reporting unit goodwill and trademark assets.
(3)Amortization of cloud computing costs includes the amounts for the non-cash amortization of capitalized implementation costs related to cloud-based software arrangements that are included within selling, general and administrative expenses.
(4)Amortization of favorable and unfavorable leases and subleases, net, which is not already included in the other operating expense, net, noted above.
(5)Net COLI losses (gains) reflect market-based adjustments on the company-owned life insurance policies, net of changes in our non-qualified deferred compensation obligation supported by these policies.
(6)Pension and post-retirement benefit costs relating to our two legacy defined benefit pension plans, as well as the two legacy post-retirement plans.
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Jack in the Box Inc.

Restaurant-Level Margin
Restaurant-Level Margin is defined as company restaurant sales less restaurant operating costs (food and packaging, labor, and occupancy costs) and is neither required by, nor presented in accordance with GAAP. Restaurant-Level Margin excludes revenues and expenses of our franchise operations and selling, general, and administrative expenses. Certain other costs, such as depreciation and amortization, goodwill impairment, other operating expenses, net, gains/ losses on the sale of company-operated restaurants, and other costs that are considered normal operating costs are excluded as they are considered corporate-level shared service costs. As such, Restaurant-Level Margin is not indicative of the overall results of the Company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Restaurant-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The Company is presenting Restaurant-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Restaurant-Level Margin as a key performance indicator to evaluate the profitability of company-operated restaurants.
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Jack in the Box Inc.

Below is a reconciliation of non-GAAP Restaurant-Level Margin to the most directly comparable GAAP measure, earnings (loss) from operations (in thousands):

	12 weeks ended April 13, 2025
	Jack in the Box	Del Taco	Other (1)	Total (2)
Earnings (loss) from operations - GAAP	$75,499	$(200,106)	$(32,471)	$(157,078)
Franchise rental revenues	(77,935)	(8,372)	—	(86,307)
Franchise royalties and other	(45,754)	(8,185)	—	(53,939)
Franchise contributions for advertising and other services	(46,947)	(7,011)	—	(53,958)
Franchise occupancy expenses	51,153	8,406	—	59,559
Franchise support and other costs	3,198	1,705	—	4,903
Franchise advertising and other services expenses	48,029	7,716	—	55,745
Selling, general and administrative expenses	9,287	6,227	19,978	35,492
Depreciation and amortization	—	—	12,217	12,217
Pre-opening costs	599	33	—	632
Goodwill and intangible impairment	—	203,230	—	203,230
Other operating expenses, net	1,546	2,394	276	4,216
Losses on the sale of company-operated restaurants	—	30	—	30
Restaurant-Level Margin - Non-GAAP	$18,675	$6,067	$—	$24,742

Company restaurant sales	$95,095	$47,397	$—	$142,492

Restaurant-Level Margin % - Non-GAAP	19.6%	12.8%	N/A	17.4%

	12 weeks ended April 14, 2024
	Jack in the Box	Del Taco	Other (1)	Total (2)
Earnings from operations - GAAP	$84,980	$9,039	$(39,829)	$54,190
Franchise rental revenues	(79,618)	(6,208)	—	(85,826)
Franchise royalties and other	(47,537)	(7,547)	—	(55,084)
Franchise contributions for advertising and other services	(50,179)	(7,160)	—	(57,339)
Franchise occupancy expenses	50,849	6,242	—	57,091
Franchise support and other costs	2,757	1,103	—	3,860
Franchise advertising and other services expenses	52,003	7,520	—	59,523
Selling, general and administrative expenses	9,752	7,112	20,656	37,520
Depreciation and amortization	—	—	13,906	13,906
Pre-opening costs	322	280	—	602
Other operating expenses, net	—	—	5,267	5,267
Losses on the sale of company-operated restaurants	—	1,065	—	1,065
Restaurant-Level Margin - Non-GAAP	$23,329	$11,446	$—	$34,775

Company restaurant sales	$98,927	$68,171	$—	$167,098

Restaurant-Level Margin % - Non-GAAP	23.6%	16.8%	N/A	20.8%

(1)The "Other" category includes shared services costs and other unallocated costs.
(2)The totals might not agree to consolidated within the Form 10-Q due to rounding.
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Jack in the Box Inc.

Franchise-Level Margin
Franchise-Level Margin is defined as franchise revenues less franchise operating costs (occupancy expenses, advertising contributions, and franchise support and other costs) and is neither required by, nor presented in accordance with GAAP. Franchise-Level Margin excludes revenue and expenses of our company-operated restaurants and selling, general, and administrative expenses. Certain other costs, such as depreciation and amortization, goodwill impairment, other operating expenses, net, gains/ losses on the sale of company-operated restaurants, and other costs that are considered normal operating costs are excluded as they are considered corporate-level shared service costs. As such, Franchise-Level Margin is not indicative of the overall results of the Company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Franchise-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The Company is presenting Franchise-Level Margin because it believes that it provides a meaningful supplement to net earnings of the Company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Franchise-Level Margin as a key performance indicator to evaluate the profitability of our franchise operations.
Below is a reconciliation of non-GAAP Franchise-Level Margin to the most directly comparable GAAP measure, earnings (loss) from operations (in thousands):
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Jack in the Box Inc.

	12 weeks ended April 13, 2025
	Jack in the Box	Del Taco	Other (1)	Total (2)
Earnings (loss) from operations - GAAP	$75,499	$(200,106)	$(32,471)	$(157,078)
Company restaurant sales	(95,095)	(47,397)	—	(142,492)
Food and packaging	26,437	11,658	—	38,095
Payroll and employee benefits	32,178	18,095	—	50,273
Occupancy and other	17,804	11,578	—	29,382
Selling, general and administrative expenses	9,287	6,227	19,978	35,492
Depreciation and amortization	—	—	12,217	12,217
Pre-opening costs	599	33	—	632
Goodwill and intangible impairment	—	203,230	—	203,230
Other operating expenses, net	1,546	2,394	276	4,216
Losses on the sale of company-operated restaurants	—	30	—	30
Franchise-Level Margin - Non-GAAP	$68,255	$5,742	$—	$73,997

Franchise rental revenues	$77,935	$8,372	$—	$86,307
Franchise royalties and other	45,754	8,185	—	53,939
Franchise contributions for advertising and other services	46,947	7,011	—	53,958
Total franchise revenues	$170,636	$23,568	$—	$194,204

Franchise-Level Margin % - Non-GAAP	40.0%	24.4%	N/A	38.1%

	12 weeks ended April 14, 2024
	Jack in the Box	Del Taco	Other (1)	Total (2)
Earnings from operations - GAAP	$84,980	$9,039	$(39,829)	$54,190
Company restaurant sales	(98,927)	(68,171)	—	(167,098)
Food and packaging	28,486	17,428	—	45,914
Payroll and employee benefits	30,294	23,760	—	54,054
Occupancy and other	16,818	15,537	—	32,355
Selling, general and administrative expenses	9,752	7,112	20,656	37,520
Depreciation and amortization	—	—	13,906	13,906
Pre-opening costs	322	280	—	602
Other operating expenses, net	—	—	5,267	5,267
Losses on the sale of company-operated restaurants	—	1,065	—	1,065
Franchise-Level Margin - Non-GAAP	$71,725	$6,050	$—	$77,775

Franchise rental revenues	$79,618	$6,208	$—	$85,826
Franchise royalties and other	47,537	7,547	—	55,084
Franchise contributions for advertising and other services	50,179	7,160	—	57,339
Total franchise revenues	$177,334	$20,915	$—	$198,249

Franchise-Level Margin % - Non-GAAP	40.4%	28.9%	N/A	39.2%

(1)The "Other" category includes shared services costs and other unallocated costs.
(2)The totals might not agree to consolidated within the Form 10-Q due to rounding.
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